UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On August 9, 2023, the Company and GMDC executed and closed a rollover stock purchase agreement and an amendment agreement to the Stock Purchase agreement dated March 17, 2023, wherein the Company had sold effectively 75.1% of the equity of GMI to GMDC (the “Agreement”). The rollover stock purchase agreement and the amendment agreement together provide for the following:

(a)	The sale by the Company, to certain of GMDC’s investors, of all of its common stock of GMDC, in exchange for cash of $400,000;

(c)
The termination of the rights and obligations under the Agreement with respect to the calculation and payment of future contingent payments from GMDC to the Company, in exchange for the payment of $1,000,000 cash by GMDC to the Company; and,

(d)	The termination of various ongoing rights and obligations of the Company and GMDC established in the Agreement and ancillary agreements entered into in connection with the Agreement.

As of August 9, 2023, the Company has no remaining investment or financial interest in GMDC or GMI.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaveDancer, Inc.
Date: August 11, 2023	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer